UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 16, 2016

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-33886	22-2786081
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	file Number)	Identification No.)

3844 Kennett Pike, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in connection with the appointment of Jan H. Loeb as President and CEO in January 2016, Acorn Energy, Inc. entered into a consulting arrangement with Leap Tide Capital Management LLC (“Leap Tide”) pursuant to which Leap Tide will receive a monthly fee and will provide the services of Mr. Loeb to Acorn as President and CEO and such other services as shall be mutually agreed upon with Acorn. Mr. Loeb is the sole owner and manager of Leap Tide.

Pursuant to the consulting arrangement with Leap Tide, on March 16, 2016, Acorn issued to Leap Tide, for nominal consideration, warrants exercisable for 35,000 shares of Acorn common stock. The exercise price of the warrants is $0.13 per share. One-fourth of the warrants are immediately exercisable; the remainder become exercisable in equal increments on each of June 16, 2016, September 16, 2016 and December 16, 2016. The warrants expire on the earlier of (a) March 16, 2023 and (b) 18 months from the date Mr. Loeb ceases to be a director, officer, employee or consultant of Acorn.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 22nd day of March, 2016.

ACORN ENERGY, INC.

By:	/s/ Michael Barth
Name:	Michael Barth
Title:	Chief Financial Officer

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